                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             BANCFIRST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              BancFirst Corporation
                               101 North Broadway
                          Oklahoma City, Oklahoma 73102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 23, 2002

To the Stockholders of BancFirst Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BancFirst Corporation (the "Company") will be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on May 23, 2002 at 9:00 a.m. for the following purposes:

1. To elect seven directors to serve until their successors are elected and have qualified;

2. To ratify Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors of the Company has fixed the close of business on April 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

                                By Order of the Board of Directors



                                Joe T. Shockley, Jr., Executive Vice President,
                                  CFO and Secretary


Oklahoma City, Oklahoma
April 26, 2002

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                              BancFirst Corporation
                               101 North Broadway
                          Oklahoma City, Oklahoma 73102

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

      This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Stockholders to be held May 23, 2002, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated April 26, 2002. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 26, 2002. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

      The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone and telegram by directors, officers or employees of the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

      The date of this Proxy Statement is April 26, 2002.

                       VOTING AND REVOCABILITY OF PROXIES

      The close of business on April 15, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 8,157,741 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

      Under the provisions of the Oklahoma General Corporation Act and the Company's Bylaws, a majority of the shares of outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Except as may be specifically required by the Oklahoma General Corporation Act, the Company's Certificate of Incorporation or its Bylaws, and other than the election of directors, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Majority Vote") shall be the act of the stockholders. For purposes of determining whether a proposal has received a Majority Vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a Majority Vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

      Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Stockholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such special meeting, such shares shall be voted according to the discretion of the persons named as proxies.

      Any holder of the Common Stock of the Company who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised (i) by delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of the Company may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

      Unless otherwise indicated, the following table sets forth information as of April 15, 2002 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is the Company's only class of voting securities.

                                                 Amount of
                   Name and Address of           Beneficial            Percent
                     Beneficial Owner            Ownership            of Class
                     ----------------            ---------            --------
      David E. Rainbolt
      P.O. Box 26788
      Oklahoma City, OK  73126                  3,160,630/(1)/          38.74%

      BancFirst Corporation Employee Stock
      Ownership and Thrift Plan (the "ESOP")
      P.O. Box 26883
      Oklahoma City, OK  73126-0883               552,019/(2)/           6.77%

      Investors Trust Company
      P.O. Box 400
      Duncan, OK 73534                            666,921/(3)/           8.18%
______________________________

(1) Shares shown as beneficially owned by David E. Rainbolt include 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 11,513 shares held by the ESOP and allocated to the account of Mr. Rainbolt.

(2) All of the shares owned by the ESOP are allocated to the accounts of participants, who direct the ESOP trustee as to the voting of such shares.

(3) Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 666,921 shares. T. H. McCasland, Jr. and John C. Hugon, directors of the Company, are stockholders of Investors Trust Company and serve on its Board of Directors. Any voting or disposition of the Company's Common Stock by Investors Trust Company is determined by its board of directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

      Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a "parent" of the Company for purposes of the Securities Act of 1933 (the "Act").

Management

      As of April 15, 2002, the directors and executive officers of the Company as a group (31 persons, including David E. Rainbolt and certain executive officers of the Company's wholly-owned subsidiary, BancFirst ("BancFirst" or the "Bank")), beneficially owned 4,199,577 shares of the Company's Common Stock (approximately 51.48%), excluding 96,250 shares represented by presently exercisable options. It is the intent of the directors and executive officers to vote these shares for the nominees to the Board of Directors, as set forth elsewhere in this Proxy Statement.

      The following table sets forth the number of shares of Common Stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table (each of whom is also a director) and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding Common Stock owned by each.


                                                                                            Percent
                                                                    Amount of                  of
                                                              Beneficial Ownership           Class
                                                              --------------------           -----
            Marion C. Bauman ............................              2,500/(1)/             0.03%
            Dennis L. Brand .............................             10,447/(2)/             0.13%
            C. L. Craig, Jr. ............................            226,527/(3)/             2.78%
            William H. Crawford .........................            200,000/(4)/             2.45%
            James R. Daniel .............................              8,216/(5)/             0.10%
            K. Gordon Greer .............................             22,300/(6)/             0.27%
            Robert A. Gregory ...........................             15,331/(7)/             0.19%
            John C. Hugon ...............................             48,817/(8)/             0.60%
            J. R. Hutchens, Jr. .........................             62,500/(9)/             0.77%
            William O. Johnstone ........................              4,500/(10)/            0.06%
            J. Ralph McCalmont ..........................            122,982/(11)/            1.51%
            T. H. McCasland, Jr. ........................            155,038                  1.90%
            Melvin Moran ................................             91,724/(12)/            1.12%
            Ronald J. Norick ............................                 --                   --
            Paul B. Odom, Jr. ...........................              2,500/(13)/            0.03%
            David E. Ragland ............................              5,444/(14)/            0.07%
            David E. Rainbolt ...........................          3,160,630/(15)/           38.74%
            H. E. Rainbolt ..............................             28,170/(16)/            0.35%
            Joe T. Shockley, Jr. ........................             19,355/(17)/            0.24%

            All directors and executive officers as a group
            (31 persons)                                           4,295,827                52.05%

            ____________________

           (1) Shares are subject to options exercisable within 60 days after April 15, 2002.
           (2) Includes 2,447 shares held by the ESOP and 7,500 shares subject to options exercisable within 60 days after April
                  15, 2002.

           (3) Includes 234,324 shares deemed to be beneficially owned by Mr. Craig as a co-trustee of The Cleo L. Craig Trust (26,485 Shares) and The Cleo L. Craig Grandchildren's Trust (195,859 Shares), and 2,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (4) Shares are deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership.
           (5) Includes 416 shares held by the ESOP and 7,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (6) Includes 880 shares held by the ESOP and 20,000 shares subject to options exercisable within 60 days after April 15, 2002.
           (7) Includes 5,190 shares held by the ESOP and 10,000 shares subject to options exercisable within 60 days after April 15, 2002.
           (8) Includes 37,846 shares held by a trust of which Mr. Hugon's wife is the beneficiary and 2,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (9)    Shares are held jointly with Mr. Hutchens' wife.
           (10) Includes 2,000 shares owned by a company that Mr. Johnstone controls and 2,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (11) Includes 18,464 shares held by the ESOP and 2,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (12) Includes 45,000 shares held directly by Mr. Moran's wife and 2,500 shares subject to options exercisable within 60 days after April 15, 2002.
           (13) Shares are subject to options exercisable within 60 days after April 15, 2002.
           (14) Includes 593 shares held as custodian for Alyssa Nicol Ragland, 593 shares held as custodian for Jeremy David Ragland under the Oklahoma Uniform Gifts to Minors Act, and 1,250 shares subject to options exercisable within 60 days after April 15, 2002.
           (15) Includes 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 11,513 shares held by the ESOP.
           (16)   Shares are held by the ESOP.
           (17) Includes 1,155 shares held by the ESOP and 15,000 shares subject to options exercisable within 60 days after April 15, 2002.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

      Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the number of directors shall not be less than three nor more than 25; currently, the Board of Directors consists of 19 directors. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Board of Directors has nominated Dennis L. Brand, C. L. Craig, Jr., John C. Hugon, J. Ralph McCalmont, Ronald J. Norick, David E. Ragland, and Joe T. Shockley, Jr. for election as Class I directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2005, or until their successors are elected and qualified. Messrs. Craig, Hugon, McCalmont and Shockley are incumbents whose current terms commenced upon their election by the stockholders of the Company on June 24, 1999. Messrs. Brand and Ragland are incumbents whose current terms commenced upon their election by the stockholders of the Company on May 24, 2001. Mr. Norick was elected to the Board of Directors on March 28, 2002. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2003 or 2004 annual meeting, as the case may be.

      The Board of Directors recommends a vote "FOR" the nominees for election to the Board of Directors for the terms so specified.

      Subject to a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Abstentions and broker non-votes have no effect on determination of plurality except to the extent that they affect the total votes received by any particular candidate.

      It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

      The information below and the section entitled "Security Ownership of Certain Beneficial Owners and Management" provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person:

                                                                                                          Year First
                                                                                                           Elected
          Name (Age)                 Business Experience During Past 5 Years and Other Information         Director
          ----------                 -------------------------------------------------------------         --------

Nominees for Class I Directors to Serve for a Three-Year Term Expiring in 2005
Dennis L. Brand, 54            Mr. Brand has been Executive Vice President, Community Banking, and a         2000
                               Member of the Executive Committee since 1999. Prior to that time, he was Regional Executive and President of BancFirst Shawnee beginning in
                               1992.

C. L. Craig, Jr., 57           Mr. Craig served as Chairman of the Board of Directors of Lawton              1998
                               Security Bancshares, Inc. from 1983 until May 1998, when Lawton
                               Security Bancshares, Inc. was merged with and into the Company.

John C. Hugon, 47              Since 1991, Mr. Hugon has served as President and director of Parkview        1998
                               Management Co., L.L.C., a privately-owned real estate management and investment company and, since 1985, he has served as a director of
                               Investors Trust Company, an Oklahoma-chartered trust company. From 1986 to 1998, he was a director of AmQuest Financial Corp., and served as
                               President of AmQuest from 1986 to 1991.

J. Ralph McCalmont, 66         Mr. McCalmont was a Vice Chairman of the Company from 1984 to 2000. He        1984
                               was Chairman of The First National Bank, Guthrie, Oklahoma from
                               February 1974 to April 1989.

Ronald J. Norick, 60           Mr. Norick is the Controlling Manager of Norick Investment Company,           2002
                               LLC, a family financial management company. He was the Mayor of
                               Oklahoma City from April 1987 to April 1998. He was also President of
                               Norick Brothers, Inc. from 1981 to 1992. Mr. Norick has formerly served as a director of two Oklahoma City banks, including City Bank, which was acquired by the Company in March 1996.

David E. Ragland, 59           Mr. Ragland has been President and Chief Executive Officer of Duncan          2000
                               Equipment Company, an industrial supply and equipment company, since
                               1967, and has been a director of that company since 1981. He was also a director of AmQuest Financial Corp. from 1985 to 1998.

Joe T. Shockley, Jr., 50       Mr. Shockley has been Executive Vice President and Chief Financial            1996
                               Officer of the Company since March 1996. From 1991 until 1996, Mr.
                               Shockley served as Chief Financial Officer and President, Tulsa Region,
                               of Boatmen's First National Bank of Oklahoma.

                                                                                                          Year First
                                                                                                           Elected
          Name (Age)                 Business Experience During Past 5 Years and Other Information         Director
          ----------                 -------------------------------------------------------------         --------

Continuing Class II Directors-Terms Expiring in 2003
James R. Daniel, 62            Mr. Daniel has been a Vice Chairman of the Company since November 1997.       1998
                               From 1994 to 1997, he was President, Chief Executive Officer and
                               Chairman of the Board of Directors of Bank One Oklahoma Corporation. He
                               also served in various executive offices at Friendly Bank, Oklahoma
                               City, Oklahoma from 1964 to 1972, and as its President and Chief
                               Executive Officer from 1972 to 1994. Mr. Daniel is Chairman of Integris
                               Health, Inc., a not-for-profit corporation that owns and operates numerous hospitals and other healthcare facilities in Oklahoma.

Robert A. Gregory, 66          Mr. Gregory has been a Vice Chairman of the Company, and Chief Credit         1995
                               Officer of the Bank, since July 1995. He was a Regional Executive of the Bank and also President of BancFirst Oklahoma City from 1989 to
                               June 1995. He was Executive Vice President of Liberty National Bank &
                               Trust Company of Oklahoma City from 1979 to March 1989.

J. R. Hutchens, Jr., 74        Since 1995, Mr. Hutchens has owned and operated Watts Oil Co., a              1984
                               wholesale oil distributor. From 1948 to 1995, Mr. Hutchens was
                               President of Hutchens Oil Company, a privately-owned oil and gas company.

T. H. McCasland, Jr., 68       Since 1982, Mr. McCasland has served in various executive offices of          1998
                               Mack Energy Co., a privately-held oil and gas exploration company; he currently serves such company as Chief Executive Officer. Until October
                               1998, Mr. McCasland was a director of AmQuest Financial Corp. Mr.
                               McCasland presently serves as President and Chairman of the Board of
                               Investors Trust Company, an Oklahoma-chartered trust company.

Paul B. Odom, Jr., 73          Since 1950, Mr. Odom has been involved in commercial and residential          1998
                               land development and property management through P. B. Odom
                               Enterprises, Inc. He has served on the Board of Directors of Stockyards
                               Bank, Friendly Bank and Central Bank, all located in Oklahoma City,
                               Oklahoma, as well as Bank One of Oklahoma City and its holding company,
                               Bank One Oklahoma Corporation.

H. E. Rainbolt, 73             Mr. Rainbolt has been Chairman of the Board of Directors of the Company       1984
                               since July 1984 and was its President and Chief Executive Officer from
                               July 1984 to December 1991. Since January 1996, Mr. Rainbolt has served as a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants. H. E. Rainbolt is the father of David E. Rainbolt. Since
                               1997, Mr. Rainbolt has also been a partner of Intersouth Partners IV, a privately-owned venture capital fund.

                                                                                                          Year First
                                                                                                           Elected
          Name (Age)                 Business Experience During Past 5 Years and Other Information         Director
          ----------                 -------------------------------------------------------------         --------

Continuing Class III Directors-Terms Expiring in 2004
Marion C. Bauman, 59           Mr. Bauman has been engaged in the practice of law since 1977 and since       1998
                               1998 has been a partner of Craig & Bauman, a law firm located in
                               Norman, Oklahoma which specializes in banking and tax matters. From time to time Mr. Bauman and/or the law firms with which he has been affiliated have performed legal services for the Company.

William H. Crawford, 64        Mr. Crawford was Chairman and Chief Executive Officer of First                2000
                               Southwest Corporation from 1970 to 2000. He has also been a director of
                               First of Grandfield Corporation since 1992. Mr. Crawford was Vice
                               Chairman of BankSouth Corporation From 1975 to 1998 and Vice Chairman
                               of FCB Financial Corporation from 1984 to 1997.

K. Gordon Greer, 65            Mr. Greer has been a Vice Chairman of the Company since May 1997, and a       1997
                               director and Vice Chairman of the Bank since December 1996. He was
                               Chairman and Chief Executive Officer of Bank IV, N.A. of Wichita,
                               Kansas from 1989 to 1996. He was Chairman of First National Bank of
                               Tulsa, Oklahoma from 1984 to 1989, and President of Liberty National
                               Bank & Trust Company of Oklahoma City from 1976 to 1984. Mr. Greer currently is Chairman of the Executive Committee of the Board of
                               Directors.

William O. Johnstone, 54       Mr. Johnstone is the Chief Executive Officer of Council Oak Partners,         1996
                               LLC, the Company's merchant banking subsidiary. He has been a Vice
                               Chairman of the Company since May 1996 and has been a director and Vice
                               Chairman of the Bank since March 1996. From 1985 until March 1996, Mr.
                               Johnstone served as President and Chairman of the Board of Directors of
                               City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City,
                               Oklahoma. From 1996 to 2001, he served as Chairman and Chief Executive
                               Officer of C-Teq, Inc., a privately-held corporation that provided data processing services to financial institutions.

Melvin Moran, 71               Mr. Moran has been involved in the oil and gas industry for over 40           1984
                               years and, since 1982, has been managing partner of Moran-K Oil. Since
                               1980 he has also been a managing partner of Moran Oil Enterprises. Both
                               Moran-K Oil and Moran Oil Enterprises are privately-held oil and gas production companies.

David E. Rainbolt, 46          Mr. Rainbolt has been President and Chief Executive Officer of the            1984
                               Company since January 1992 and was Executive Vice President and Chief
                               Financial Officer of the Company from July 1984 to December 1991. Since
                               January 1997, Mr. Rainbolt has served as a director of ZymeTx Corp., a publicly-held biotechnology company.


Executive Officers

      The executive officers of the Company (including certain executive officers of the Bank), other than those listed above as nominees for directors, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

                                  Officer
       Name                Age     Since                                  Position
       ----                ---     -----                                  --------
E. Wayne Cardwell          61      1984   Regional Executive, BancFirst

Scott Copeland             37      1992   Executive Vice President and Chief Information Officer, BancFirst, and
                                          Member of the Administrative Committee

Roy C. Ferguson            55      1992   Regional Executive, BancFirst, and Member of the Senior Credit Committee

Randy P. Foraker           46      1987   Senior Vice President and Controller, Treasurer and Assistant Secretary

D. B. Green                56      1995   Regional Executive, BancFirst

D. Jay Hannah              46      1994   Executive Vice President of Financial Services, BancFirst, and Member of
                                          the Administrative Committee

Karen James                46      1984   Regional Executive, BancFirst

Dennis Murphy              48      1989   Executive Vice President, Internal Audit, and Member of the
                                          Administrative Committee

Robert M. Neville          46      1986   Senior Vice President, Investments

Dale E. Petersen           51      1984   Executive Vice President of Asset Quality, BancFirst, and Member of the
                                          Administrative Committee

J. Michael Rogers          58      1986   Senior Vice President, Human Resources

Board of Directors and Committees

      The Board of Directors met 12 times during 2001. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served.

      The Board of Directors has standing an Audit Committee, an Executive Committee and a Compensation Committee. The Bank's Board of Directors has standing an Administrative Committee, which also reports to the Board of Directors of the Company.

      The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent auditor is engaged to conduct the annual examination and the Audit Committee meets with the independent auditor to discuss the scope and results of the examination. Additionally, the Internal Auditor of the Bank reports to the Audit Committee. During 2001, the Audit Committee was composed of Marion C. Bauman (Chairman), C. L. Craig, Jr., John C. Hugon and Paul B. Odom, Jr., and met five times.

      The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between full Board meetings, except the power to amend the Bylaws. Members of the Executive Committee in 2001 were Dennis L. Brand, James R. Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt. The Executive Committee met 12 times during 2001.

      The Administrative Committee, which is a management committee of the Bank comprised of certain of its executive officers (four of whom are also directors of the Company), advises and assists the Board of Directors in all matters concerning the management of the Company's business. During 2001, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, D. Jay Hannah, Dennis Murphy, Dale E. Peterson, David E. Rainbolt (Chairman) and Joe T. Shockley, Jr. The Administrative Committee met 11 times during 2001.

      The Compensation Committee of the Company was established to review the propriety of executive officer compensation with respect to executive officers that are also members of the Executive Committee. During 2001, the Compensation Committee was composed of J. R. Hutchens, Jr., William O. Johnstone, Melvin Moran and H. E.

Rainbolt (Chairman). The Compensation Committee met once during 2001 to review the compensation of the members of the Executive Committee, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors.

      The Board of Directors as a whole administers the BancFirst Corporation Stock Option Plan (the "Stock Option Plan").

      A report from the Compensation Committee and the Board of Directors is presented under "Compensation of Directors and Executive Officers-Report of the Compensation Committee and the Chief Executive Officer and the Chairman on Executive Compensation."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and certain officers of the Company to file reports with the Commission reflecting transactions by such persons in the Company's Common Stock. During and with respect to 2001, to the knowledge of the Company or based on information provided by such persons to the Company, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company subject to such filing requirements fully complied with such requirements.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers (including certain executive officers of the Bank) other than the Chief Executive Officer (each, a "Named Executive Officer" and collectively, the "Named Executive Officers"), for or with respect to the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                                 Long-Term
                                                      Annual Compensation      Compensation
                                                      -------------------      -------------
                                                                                Securities
                                           Fiscal                               Underlying        All Other/(1)/
      Name and Principal Position           Year       Salary      Bonus          Options         Compensation
      ---------------------------           ----       ------      -----          -------         ------------
David E. Rainbolt                           2001       $205,000    $15,375           --               $11,900
     President and Chief Executive          2000        190,000     38,000           --                12,750
       Officer                              1999        180,000     36,000           --                12,000

Dennis L. Brand                             2001        190,000     32,375           --                11,900
     Executive Vice President,              2000        175,000     32,000           --                12,750
       Community Banking                    1999        150,000     30,000       10,000                12,000

James R. Daniel                             2001        223,000     11,150           --                 6,800
     Vice Chairman,                         2000        220,000     44,000           --                 7,650
       Metropolitan Banking                 1999        205,000     30,750           --                 7,200

Robert A. Gregory                           2001        200,000     40,000           --                11,900
     Vice Chairman and                      2000        191,000     38,200           --                12,750
        Chief Credit Officer                1999        185,000     37,000           --                12,000

William O. Johnstone                        2001        200,000         --           --                 7,000
     Vice Chairman                          2000             --         --           --                    --
                                            1999             --         --        5,000                    --

_____________________

(1) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.

Option Grants

      No stock options were granted during the year ended December 31, 2001 to the Named Executive Officers.

Fiscal Year End Option Values

      The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan and held by the Named Executive Officers on December 31, 2001. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 2001 of the shares of Common Stock subject to the option and the aggregate exercise price of such option.

      During 2001, no outstanding options were repriced by the Company.

                                                                      Number of                 Value of Unexercised
                                                                Unexercised Options at         In-the-Money Options at
                                                                  December 31, 2001             December 31, 2001 (2)
                                                             -----------------------------  ------------------------------
                               Option       Value
           Name              Exercises    Received/(1)/       Exercisable   Unexercisable    Exercisable    Unexercisable
           ----              ---------    --------           ------------   --------------  ------------    --------------

David E. Rainbolt .........         --    $     --                  --             --         $     --         $     --

Dennis L. Brand ...........      3,750     120,000               7,500         15,000          126,500           79,250

James R. Daniel ...........         --          --               7,500         22,500           13,688           41,063

Robert A. Gregory .........      5,000     167,500              10,000             --          147,000               --

William O. Johnstone ......         --          --               2,500          2,500               --               --

__________________________

(1) Value received is the difference between the fair market value at the repurchase date and the aggregate exercise price of the repurchased option.
(2) Based on the December 31, 2001 closing price of the Company's Common Stock of $34.70.

Compensation of Directors

      Each member of the Board of Directors receives a fee of $500 per quarter.

Compensation Committee Interlocks and Insider Participation

      During 2001, the Compensation Committee shared responsibility with the Board of Directors for the development and implementation of the Company's executive compensation policies. The Board of Directors delegated to the Chief Executive Officer and the Chairman of the Board the responsibility for determining the compensation of all executive officers other than the members of the Executive Committee, the compensation for whom is determined by the Compensation Committee. During 2001, the Executive Committee was composed of Dennis L. Brand, James R. Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt, all of whom are directors and executive officers of the Company. During such period, the Compensation Committee was composed of J. R. Hutchens, Jr. and Melvin Moran, neither of whom are officers or employees of the Company or its subsidiaries; H. E. Rainbolt, Chairman of the Board of Directors of the Company; and William O. Johnstone, Vice Chairman.

      The Company purchases supplies and services from certain companies owned by Pickard Limited Partnership, a family partnership of which David E. Rainbolt is the general partner and H. E. Rainbolt is a limited partner. During 2001, the Company's purchases of supplies, furniture and equipment from such entities totaled approximately $148,000.

Report of the Compensation Committee and the Chief Executive Officer and the Chairman on Executive Compensation

      The report of the Compensation Committee and the Chief Executive Officer and the Chairman of the Board of Directors appearing below and the information herein under "Company Performance" shall not be deemed "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Act or the Exchange Act.

To our Stockholders:

      The Compensation Committee has primary responsibility for determining the compensation of those executive officers who are members of the Executive Committee, which includes the Chief Executive Officer and the Chairman of the Board. The Chief Executive Officer and the Chairman do not participate in discussions about their compensation or in the determination by the Compensation Committee of such compensation. During 2001 the Compensation Committee of the Board of Directors was comprised of J. R. Hutchens, Jr., Melvin Moran, William
O. Johnstone and H. E. Rainbolt (Chairman). Messrs. Hutchens and Moran are nonemployee directors of the Company. The compensation of all other executive officers is determined by the Chief Executive Officer and the Chairman of the Board, pursuant to authority delegated to them by the Board of Directors, and in consultation with the budget committee for the relevant operational area, together with appropriate supervisory personnel.

                     General Executive Compensation Policies
                     ---------------------------------------

      The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain the high-caliber executives necessary to achieve the Company's business strategies, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of stockholder values. Each of the Compensation Committee and the Chief Executive Officer and the Chairman applies this philosophy in determining the compensation of the respective executive officers over whom such committee or officers have responsibility with respect to salary, bonuses and stock options.

      Each compensation element supports the Company's mission, values and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) competitive compensation within industry and peer companies; (ii) individual compensation correlated with personal performance and stockholder value creation; and (iii) a compensation structure that directly aligns the executives with the interests and concerns of stockholders. Additionally, each executive officer's level of responsibility is considered in setting executive compensation, meaning that the Company generally pays greater compensation to persons having higher levels of responsibility.

      The Company's executive officers are paid base salaries that the Compensation Committee and the Chief Executive Officer and the Chairman have determined to be fair for their assigned responsibilities in comparison with similar positions in other public companies in the banking industry. The Compensation Committee and the Chief Executive Officer and the Chairman periodically use surveys to assist them in establishing the base salaries of the executives over which such committee or officers have responsibility for setting compensation. The Compensation Committee and the Chief Executive Officer and the Chairman make these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee and the Chief Executive Officer and the Chairman of the Board believe that the compensation paid to the Company's executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee and the Chief Executive Officer and the Chairman consider individual performance and the Company's performance in terms of stock price, earnings and cash flow. However, the determination of base salaries is not strictly tied to performance criteria, and, in determining base salary levels, the Compensation Committee and the Chief Executive Officer and the Chairman believe that they afford approximately equal weight to each of the factors described herein.

      The Company's executive officers, including the Chief Executive Officer, participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer's base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer's contribution thereto. Individual goals in each case are established by the Compensation Committee or the Chief Executive Officer and the Chairman, as appropriate.

      The Company's executive officers also are eligible to participate in the BancFirst Corporation Stock Option Plan. Stock options provide executives the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock's value, thereby aligning their interests with those of the stockholders. The Plan currently is administered by the Board of Directors. In determining option grants, the Board does not take into account the amount and value of options currently held, and the Company does not have a target ownership level of equity holdings by its executives. During 2001, stock options for 70,500 shares were granted to employees of the Company, at varying exercise prices equal to the fair market value of the Common Stock on the date of grant. No stock options were granted to any of the Named Executive Officers in 2001.

                   Compensation of the Chief Executive Officer
                   -------------------------------------------

      In general, the Chief Executive Officer's compensation is determined by the Compensation Committee in the same manner as that of the other senior executives who are members of the Executive Committee, as described above. The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company's President and Chief Executive Officer, is in the median range of compensation of the chief executive officers of companies to which the comparisons are made. For 2001, the base salary of the Chief Executive Officer was set at $205,000, an increase of $15,000 over his 2000 base salary. Mr. Rainbolt also received a bonus of $15,375 in 2001. In making decisions regarding CEO compensation, the Compensation Committee took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Rainbolt's contributions to the Company.

      The Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to the Company for the fiscal year ended December 31, 2001. However, the Compensation Committee and the Board of Directors intend to monitor executive compensation levels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Board of Directors will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

       This report is respectfully submitted by the members of the Compensation Committee, as well as by its Chief Executive Officer and the Chairman of the
Board:

     Compensation Committee:                 Chairman of the Board of Directors:
            J. R. Hutchens, Jr.                     H. E. Rainbolt
            William O. Johnstone
            Melvin Moran                     Chief Executive Officer:
            H. E. Rainbolt (Chairman)               David E. Rainbolt



Company Performance

      Presented below is a line graph which compares the percentage change in the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stock Index, both as compiled by the University of Chicago Center for Research in Security Price ("CRSP"). The period presented is from January 1, 1997 through December 31, 2001. The graph assumes an investment on January 1, 1997 of $100 in the Company's Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.

                              [GRAPH APPEARS HERE]

BANCFIRST CORPORATION
2001 COMPANY PERFORMANCE GRAPH DATA

                                          NASDAQ                 NASDAQ
MONTH                    BFC              BANKS                  MARKET
-----                    ---              -----                  ------
12/96                      100                 100                   100
 3/97               107.446789         107.5042895           94.57336464
 6/97              123.1732455         125.0903921           111.9008501
 9/97              121.4333463         147.5245577           130.8143949
12/97              123.8351142         167.4304949            122.482178
 3/98              146.5342986         176.9907947           143.3472713
 6/98              171.5578588         173.5039552           147.2994921
 9/98              134.7578891         146.4536044           132.9041478
12/98              132.5683362         166.3540408           172.7037045
 3/99              129.0091492         159.6196444           193.6806775
 6/99              126.8346483         171.3732617            211.820231
 9/99              116.7796035         155.9616471           217.0926792
12/99              125.9688097         159.9132998           320.8737898
 3/00              98.48587001         144.4386381           360.2288833
 6/00              117.2587001         140.5161817           313.2229579
 9/00              118.8161352         167.1626508           288.2267773
12/00              148.1388189         182.4043769           193.0009378
 3/01              147.1491004         174.6986754           144.0700235
 6/01              150.6030804         194.9192131           169.8035289
 9/01              128.1187913         189.5756596           117.8060298
12/01              130.1745046         197.4819269           153.1461464


                          TRANSACTIONS WITH MANAGEMENT

      BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

      Marion C. Bauman, a director of the Company, is a partner of Craig & Bauman, a law firm located in Norman, Oklahoma that specializes in banking and tax matters. From time to time Mr. Bauman and/or his firm has performed legal services for the Company. During 2001, the dollar amount of any such services provided by Mr. Bauman and/or his firm was not material to the Company.

      David E. Rainbolt is the general partner, and H. E. Rainbolt is a limited partner of Pickard Limited Partnership, a family partnership, certain subsidiaries of which sell equipment and supplies, and provide services to the Company. See "Compensation Committee Interlocks and Insider Participation" for a description of those transactions.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

      Arthur Andersen LLP ("Andersen") has been the company's independent accountants since 1998 and at the recommendation of the Audit Committee of the Board has been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 2002. If the stockholders do not ratify the selection of independent accountants, the Audit Committee and the Board will reconsider the appointment. However, even if the stockholders ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

      Representatives of Andersen are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

      The Audit Committee reviews audit and, if applicable, non-audit services performed by Andersen, as well as the fees charged by Andersen for such services. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. No non-audit services were performed by Andersen during 2001, and Andersen has advised the Company that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Independence Standards Board and federal securities laws administered by the Securities and Exchange Commission.

      Additional information concerning the Audit Committee and its activities with Andersen can be found in the following sections of this proxy statement:
"Board of Directors and Committees" and "Report of the Audit Committee."

Fees Paid to Andersen

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Andersen for fiscal year 2001.

         Audit Fees                                                           $ 87,000
         Financial Information Systems Design and Implementation Fees               --
         All Other Fees                                                             --
                                                                              --------
                  Total                                                       $ 87,000
                                                                              ========

      The Board of Directors recommends a vote "FOR" the ratification of the selection of Andersen as independent accountants for the ensuing year.

                          REPORT OF THE AUDIT COMMITTEE

      The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

      The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. The Board of Directors has adopted, and annually reviews, an audit committee charter. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

      As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

      Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent accountants may be retained to perform non-audit services. The Audit Committee and the

Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent accountants. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management's and independent accountants' presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent accountants represented that its presentations to the Audit Committee included the matters required to be discussed with the independent accountants by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications."

      The Company's independent accountants also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence.

      Following the Audit Committee's discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2001.

      Audit Committee:

            Marion C. Bauman (Chairman)              John C. Hugon
            C. L. Craig, Jr.                         Paul B. Odom, Jr.

                                  ANNUAL REPORT

      The Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

      The Company's annual report on Form 10-K for the year ended December 31, 2001 (other than the exhibits thereto) is available upon written request without charge. Such requests should be directed to: Randy Foraker, Senior Vice President and Controller, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102.

                            PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the Commission, is received at the Company's principal executive offices at 101 North Broadway, Oklahoma City, Oklahoma 73102, no later than December 22, 2002.

                                  OTHER MATTERS

      The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

BANCFIRST CORPORATION
                                               PROXY/VOTING INSTRUCTION CARD
Oklahoma City, Oklahoma

  This proxy is solicited on behalf of the Board of Directors for the Annual
                           Meeting on May 23, 2002.

The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to represent and vote all shares of Common Stock of the undersigned of BancFirst Corporation ("Company"), an Oklahoma corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May 23, 2002, at 9:00 a.m., and at any and all adjournments thereof as follows:

1. ELECTION OF DIRECTORS
              [_] FOR all nominees      [_] WITHHOLD AUTHORITY to
              listed below              vote for
              (except as marked to the  all nominees listed below.
              contrary below).
   Class I: Dennis L. Brand, C. L. Craig, Jr., John C. Hugon, J. Ralph McCalmont, Ronald J. Norick, David E. Ragland, Joe T. Shockley, Jr.
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.

Change of Address and/or Comments: __________________________________________
(If you have written in the above space, please mark the "Comments" box on the reverse of this card.)

            (Continued and to be signed and dated on reverse side)

                                   P R O X Y

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
2. RATIFICATION OF ACCOUNTANTS

[_] FOR ratification of Andersen [_] AGAINST ratification of          [_] ABSTAIN
as independent accountants       Anderson as independent accountants.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
This Proxy also provides voting instructions for shares of Common Stock held in the BancFirst Corporation Employee Stock Ownership and Thrift Plan.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 23, 2002, and the Proxy Statement furnished therewith.
The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.
[_] Change of Address and Comments on Reverse Side


          ----------------------------------

          ----------------------------------
          SIGNATURE(S)                            DATE
          Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.

                                   P R O X Y